UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Seventh Ave, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 7.01Results of Operations and Financial Conditions

A copy of an investor presentation is furnished herewith as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company (i) that the furnishing of the information in this Item 7.01 is required by Regulation FD, (ii) that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or (iii) that the investors should consider this information before making an investment decision with respect to any security of the Company.

This Form 8-K contains “forward-looking statements’ within the meaning of the safe harbor provisions of the federal securities laws.  It should be read in conjunction with the “Safe Harbor” statement contained in the presentation material and the risk factors included in the Company’s periodic reports filed with the Securities and Exchange Commission that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such forward-looking statements.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Xcel Brands Investor Presentation
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: September 9, 2024